Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      133,105,416
JPMORGAN CHASE & CO.                        13-3224016      122,831,230
WELLS FARGO BANK                            41-0449260      138,054,897
DEUTSCHE BANK SECURITIES, INC.              13-2730328       84,241,029
BNP PARIBAS SECURITIES CORP.                13-3235334       98,421,696
BARCLAYS CAPITAL INC.                       05-0346412       63,766,337
CITIGROUP INC.                              52-1568099       44,877,956
MORGAN STANLEY CO INCORPORATED              13-2665598       12,997,316
BANK OF AMERICA SECURITIES LLC              56-2058405       10,543,545
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        4,847,284






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       42,015,747
JPMORGAN CHASE & CO.                        13-3224016       29,705,177
WELLS FARGO BANK                            41-0449260        3,891,046
DEUTSCHE BANK SECURITIES, INC.              13-2730328       21,608,881
BNP PARIBAS SECURITIES CORP.                13-3235334        1,656,751
BARCLAYS CAPITAL INC.                       05-0346412       18,110,314
CITIGROUP INC.                              52-1568099       20,979,166
MORGAN STANLEY CO INCORPORATED              13-2665598       12,340,198
BANK OF AMERICA SECURITIES LLC              56-2058405        9,879,210
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        2,549,395




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    728,410,467 D. Total Sales: 169,912,845

                               SCREEN NUMBER : 12